BYLAWS

OF

Jaison Phytochem, Inc.

ARTICLE I

NAME AND LOCATION OF OFFICE

The name of this Corporation is Jaison Phytochem, Inc. The principal office of the Corporation in the State of Wyoming shall be located in the Country of Singapore. The Corporation may have such other offices, either within or without the Country of Singapore, as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the 30th day of the month of June of each year beginning in the year 2019, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business to be transacted or held at the annual meeting may be transacted at such meeting in lieu thereof. Such subsequent meeting shall be called in the same manner as provided for the annual shareholders' meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Secretary, by a majority of the Board of Directors or by the holders of not less than a majority of all the outstanding shares of the Corporation.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the Country of Singapore, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the Country of Singapore, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. NOTICE OF SHAREHOLDERS' MEETING. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than 7 nor more than 30 days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation of this Corporation, or any of the Corporation laws of the Country of Singapore, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any meeting of which all shareholders shall at any time, waive or have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

SECTION 6. QUORUM OF SHAREHOLDERS. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7. VOTING. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. There shall be no cumulative voting.

SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

SECTION 9. ACTION BY CONSENT. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if an agreement or consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the effect of a unanimous vote.

ARTICLE III

STOCK

SECTION 1. CERTIFICATES. Certificates of stock shall be in a form approved and adopted by the Board of Directors. They shall be signed by the President or Vice-President, counter-signed by the Secretary, and attested by the corporate seal. They shall be consecutively numbered and state upon their fact the information required by law. The name and address of the person owning the shares with the number of shares and the date of issue shall be entered on the corporation's books and records.

SECTION 2. ASSIGNMENT AND CANCELLATION. All certificates of stock transferred by assignment shall be surrendered for cancellation and new certificates issued to the purchaser or assignees.

SECTION 3. TRANSFER. Shares of stock shall be transferred on the books of the Corporation only by the holders thereof in person or by his or her attorney-in-fact. Upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the bylaws so long as said agreement is in force and effect.

SECTION 4. LEGEND. All stock certificates shall bear a legend referring to the restrictions of ownership and transfer as set forth in the Articles of Incorporation and any agreement among or between shareholders relating thereto.

ARTICLE IV

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. In the management and control of the property, business, and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, insofar as this delegation of authority is not inconsistent with the laws of the Country of Singapore, with the Certificate of Incorporation of the Corporation, or with these Bylaws.

SECTION 2. NUMBER, TENURE AND DISQUALIFICATIONS. The number of Directors of the Corporation shall be at least one (1). Each Director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualified.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them

SECTION 5. NOTICE. Notice of any meeting shall be given at least one (1) day previously thereto by written notice delivered personally or mailed to each Director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or conveyed. Neither the business to be transacted at, not the purpose of, any regular meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. ACTION BY CONSENT. Any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the effect of a unanimous vote and shall be equally valid as if said action were approved at a meeting.

SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. COMPENSATION. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum in addition to expenses of attendance as set forth above may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE V

OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairperson of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except for the offices of President and Secretary which may not be held by the same person. Officers may be directors or shareholders of the Corporation.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly executed and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. . Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairperson of the Board in which case the Chairperson shall preside. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. VICE-PRESIDENT. In the absence of the President or in event of his or her death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.

SECTION 7. TREASURER. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the Corporation and shall have an exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office. He or she shall deposit all funds of the Corporation in such bank or banks as the Directors shall designate. He or she may endorse for deposit or collection all checks and notes payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and together with the President or a Vice-President, may assign certificates of stock. He or she shall keep accurate books of account of the Corporation's transactions which shall be the property of the Corporation, and together with all its property in his or her possession, shall be subject at all items to the inspection and control of the Board of Directors.

SECTION 8. SECRETARY. The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, and shall perform all the duties commonly incident to his or her office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have power, together with the President or a Vice-President, to sign certificates of stock of the Corporation. In his or her absence at any meeting any Assistant Secretary or a Secretary Pro Tempore, shall perform his or her duties thereat.

ARTICLE VI

CONTRACT, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its names unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such forms as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary and shall be sealed with the seal of the Corporation. All certificates for shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the bylaws so long as said agreement is in force and effect.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be the period beginning on January 1 and ending on December 31.

ARTICLE IX

DIVIDENDS

SECTION 1. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X

SEAL

At the discretion of the Board of Directors, the Corporation may adopt a corporate seal, and shall have inscribed thereon the name of the Corporation and the State of incorporation and the words, "Corporate Seal". No seal shall be necessary to make any contract or valid undertaking.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the law under which this Corporation is organized, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation, by approval given in these Bylaws, indemnifies each and every Director and Officer and each person who may hereafter at any time serve at its request as a Director or Officer of another Corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by each such Director and Officer in connection with the settlement or defense or any action, suit or proceeding, civil or criminal, in which he or she is made a party by reason of being or having been such Director or Officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the Corporation; and it specifically indemnifies each such Director and Officer from payment of any judgment, levy, or demand that might be granted against any such Director or Officer by virtue of his or her occupancy of said directorship or office growing out of any such action, suit, or proceedings.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any annual meeting of the shareholders of the Corporation or at any special meeting when the proposal to amend these Bylaws has been stated in the notice of such special meeting, by a majority vote of the shareholders represented at the meeting.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 19 day of June, 2019.

/s/Jacksaa Tan

______________________________

Jack Saa Tan

Managing Director

/s/HuiEng Ling

______________________________

Hui Eng Ling

Secretary/Treasurer